UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
The information in this Current Report on Form 8-K set forth under Items 2.01 and 3.02 is incorporated herein by reference.
Securities Purchase Agreements
On January 17, 2013, Preferred Apartment Communities, Inc., a Maryland corporation (the “Company”) entered into securities purchase agreements dated as of January 16, 2013 (the “Securities Purchase Agreements”), with certain accredited investors (the “Investors”), pursuant to which, among other things, the Company sold 40,000 shares of Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock, liquidation value $1,000 per share (the “Series B Preferred Stock”), in a private placement (the “Private Placement”) to the Investors in exchange for aggregate cash consideration of $40,000,000. Each share of Series B Preferred Stock was sold to the Investors at an offering price of $1,000 per share. The Company expects to use the net offering proceeds to acquire multifamily residential properties, including the Real Estate Investment Properties (as defined below). The closing process and funding under many of the Securities Purchase Agreements began on January 16, 2013. However, the closings under the Securities Purchase Agreements were not consummated until January17, 2013.
Series B Preferred Stock
The preferences, limitations, powers and relative rights of the Series B Preferred Stock are set forth in the Articles Supplementary of the Company (the “Articles Supplementary”), which are attached as Exhibit 4.1 hereto.
The Series B Preferred Stock ranks senior to the Company’s common stock (the “Common Stock”) and pari passu with the Company’s Series A Redeemable Preferred Stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution or winding up. Each share of Series B Preferred Stock has a “Stated Value” of $1,000.
Subject to the preferential rights of the holders of any class or series of the Company’s capital stock ranking senior to the Company’s Series B Preferred Stock, if any such class or series is authorized in the future, the holders of Series B Preferred Stock are entitled to receive, when, and if authorized by the Company’s board of directors (the “Board of Directors”) and declared by the Company out of legally available funds, a dividend, on an as converted basis, that mirrors any dividend payable on shares of Common Stock and also will be entitled to share in any other distribution made on the Common Stock on an as converted basis (other than dividends or other distributions payable in Common Stock), for the period beginning with any dividends and other distributions in respect of the first quarter of 2013. Any dividends or other distributions on the Series B Preferred Stock for the first quarter of 2013 will be paid, on an as converted basis, pro rata from the date of issuance.
In addition, for the period beginning on May 16, 2013, but only to the extent that the Series B Preferred Stock remains outstanding during this period and subject to the preferential rights of holders of any shares of senior capital stock of the Company, each share of the Series B

Preferred Stock will bear a dividend, when and as authorized by the Board of Directors of the Company, equal to the excess, if any, of (i) 15.0% per annum, minus (ii) any dividend or other distribution payable by the Company on the Series B Preferred Stock pursuant to the previous paragraph in respect of the applicable quarterly period. Such dividends shall be cumulative from May 16, 2013 and shall be payable quarterly in arrears on or before July 15th, October 15th, January 15th and April 15th of each year or, if not a business day, the next succeeding business day. If the Series B Preferred Stock is converted to Common Stock prior to May 16, 2013, then no additional dividends will be payable on the Series B Preferred Stock.
The Series B Preferred Stock will automatically convert into shares of Common Stock on the later of (a) the close of business on the fifth business day and (b) approval of the Company’s listing application for such shares of Common Stock by the NYSE MKT, in both cases, following the approval by the requisite holders of the Common Stock of the conversion of the Series B Preferred Stock into Common Stock and the issuance of Common Stock upon such conversion. Each share of Series B Preferred Stock shall convert into that number of shares of Common Stock equal to (i) the sum of the Stated Value and all accrued and unpaid dividends thereon, divided by (ii) the conversion price of $7.00 per share, subject to adjustment as described below.
Holders of the Series B Preferred Stock generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the Series B Preferred Stock stockholders, voting as a single class with the holders of any other class or series of the Company’s preferred stock having similar voting rights, have the right to elect two additional directors to the Board of Directors. This right continues until all dividends accumulated on the Series B Preferred Stock have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each director elected by the holders of Series B Preferred Stock expires upon cure of the preferred dividend default.
The affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, shall be required to authorize, create, increase the number of or issue any shares of capital stock of the Company that are senior to the Series B Preferred Stock or any security convertible into capital stock of the Company that is senior to the Series B Preferred Stock or reclassify any other existing shares of capital stock of the Company into shares of capital stock of the Company that are senior to the Series B Preferred Stock.
The Series B Preferred Stock is redeemable by the Company, in whole or in part at any time and from time to time, at a redemption price per share of the Series B Preferred Stock equal to (i) if the redemption occurs on or prior to the first anniversary of the issuance of the Series B Preferred Stock, the greater of (A) 105% of the liquidation preference plus all accrued and unpaid dividends, and (B) 105% of the value of that number of shares of Common Stock into which such share of Series B Preferred Stock would have been convertible immediately prior to the day fixed for redemption, which value shall be calculated on the volume weighted average price of the Common Stock for the 20 trading days prior to the day fixed for redemption; or (ii) if the redemption occurs after the first anniversary of the issuance of the Series B Preferred Stock, the greater of (A) 100% of the liquidation preference plus all accrued and unpaid dividends; and (B) 100% of the value of that number of shares of Common Stock into which such share of Series B Preferred Stock would have been convertible immediately prior to the day fixed for redemption, which value shall be calculated on the volume weighted average price of the Common Stock for the 20 trading days prior to the day fixed for redemption.
The Company does not plan on making an application to list the shares of Series B Preferred Stock on NYSE MKT, any other national securities exchange or any other nationally recognized trading system. The Common Stock is listed on NYSE MKT under the symbol “APTS.”
Registration Rights Agreements
In connection with the Private Placement, on January 17, 2013, the Company entered into a registration rights agreement dated as of January 16, 2013 (the “Registration Rights Agreement”), with each of the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a resale registration statement by no later than April 15, 2013 for the purpose of registering the resale of the underlying shares of Common Stock into which the shares of Series B Preferred Stock are convertible (following stockholder approval of the conversion of the Series B Preferred Shares into shares of Common Stock). Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to have such registration statement declared effective with the Securities and Exchange Commission (the “SEC”) within 120 days of such filing.
Placement Agency Agreement
In connection with the Private Placement, on January 11, 2013, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Wunderlich Securities, Inc., a Tennessee corporation, Compass Point Research & Trading, LLC, a Delaware limited liability company, and National Securities Corporation, a Washington corporation (collectively, the “Agents”). Under the Placement Agency Agreement, the Agents agreed to use their “best efforts” on an “all-or-none” basis to sell a minimum amount of 28,000 shares of Series B Preferred Stock, and to use their “best efforts” to sell a maximum amount of 40,000 shares of Series B Preferred Stock. As compensation for such services, the Company agreed to pay the Agents a fee of 6.0% of the aggregate gross proceeds from the sale of such equity securities and to reimburse the Agents for all reasonable, documented out-of-pocket accountable expenses incurred by them in connection with the Private Placement, up to an aggregate amount equal to $57,500. The Placement Agency Agreement contains customary representations and warranties and covenants of the Company and is subject to customary closing conditions. In addition, the Company and the Agents have agreed to indemnify each other against certain liabilities, including indemnification of the Agents by the Company for liabilities under the Securities Act and for liabilities arising from breaches of the representations, warranties or obligations contained in the Placement Agency Agreement.

Promissory Note and Loss Sharing Agreement
In connection with the purchase by his affiliates of 2,639 shares of Series B Preferred Stock in the Private Placement, on January 17, 2013, J. Steven Emerson (the “Maker”) executed a promissory note, dated January 16, 2013 (the “Promissory Note”), in the aggregate principal amount of $2,639,000 in favor of the Company. The Promissory Note had an interest rate of 0.5% per annum, beginning January 23, 2013 and maturing on January 25, 2013. On January 18, 2013, the purchase price for the 2,639 shares of Series B Preferred Stock referred to above was paid in full and the Promissory Note was canceled.
In connection with the Promissory Note, on January 17, 2013, the Company and the Agents entered into a loss sharing agreement dated as of January 16, 2013 (the “Loss Sharing Agreement”), pursuant to which the Agents agreed to acquire part of the Promissory Note from Company if the Maker defaulted on the Promissory Note. The Agents agreed that the consideration for such acquisition would have been made by a reduction of the fees otherwise payable to the Agents under the Placement Agency Agreement. As a result of the cancellation of the Promissory Note on January 18, 2013, the obligation of the Agents to acquire part of the Promissory Note from Company no longer exists.
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The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of each of the form of Securities Purchase Agreement, the form of Registration Rights Agreement, the Promissory Note and the Loss Sharing Agreement filed as Exhibits 10.1 – 10.4 to this Current Report on Form 8-K, respectively, and the Articles Supplementary for the Series B Preferred Stock, filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 2.01    Completion of Acquisition or Disposition of Assets
On January 18, 2013, Williams Multifamily Acquisition Fund, LP, a Delaware limited partnership (“WMAF”), Williams Multifamily Acquisition GP, LLC, a Delaware limited liability company (“WMAF GP”) Williams Multifamily Acquisition Venture, LLC, a Georgia limited liability company (“Williams LP”), Williams Realty Advisors, LLC, a Delaware limited liability company and OREC (Williams) Holdings, Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Oxford”), entered into a Liquidation Agreement dated as of January 18, 2013 (the “Liquidation Agreement”), in connection with, among other things, the acquisition of up to three real estate investment properties: Ashford Park in Atlanta, Georgia (“Ashford Park”); Lake Cameron in suburban Raleigh, North Carolina (“Lake Cameron”); and McNeil Ranch in Austin, Texas (“McNeil Ranch,” and collectively, the “Real Estate Investment Properties”). The Company is not a party to the Liquidation Agreement. Oxford holds an indirect 95% interest, and affiliates of the Company hold an indirect 5% interest, in the Real Estate Investment Properties through their ownership of WMAF.
The Liquidation Agreement provides that Williams LP has the right to exercise an option to purchase all the outstanding common stock of the separate real estate investment trusts (the

“REIP Entities”) that indirectly own the Real Estate Investment Properties (and thereby acquire the Real Estate Investment Properties) at the agreed-upon purchase prices included therein. The Liquidation Agreement generally is binding on the parties thereto, but the transactions contemplated thereby regarding the acquisition of the Real Estate Investment Properties are subject to certain conditions, including Williams LP giving affirmative notice of its desire to acquire all the common stock of the REIP Entities and designating Preferred Apartment Communities Operating Partnership, L.P. (the “Partnership”) as the purchaser of all the common stock of the REIP Entities. The Liquidation Agreement provides that the Real Estate Investment Properties will need to be acquired by January 25, 2013 for the Ashford Park and McNeil Ranch properties and March 31, 2013 for the Lake Cameron property.
On January 18, 2013, pursuant to the terms of two option exercise notices (the “Option Exercise Notices”), Williams LP exercised its options to purchase all the common stock of the REIP Entities and thereby acquire indirectly the ownership of the Real Estate Investment Properties, and designated the Partnership as the purchaser of all the common stock of the REIP Entities, with a final closing date for such purchases of January 23, 2013. Further, on January 23, 2013, pursuant to the terms of stock transfer agreements (the “Stock Transfer Agreements”), among the Partnership, WMAF and WMAF GP, all the shares of common stock of the REIP Entities that indirectly own the Real Estate Investment Properties were transferred from WMAF to the Partnership. John A. Williams, the Company’s Chief Executive Officer and Chairman, indirectly owns an approximate 1.56% interest in WMAF, Leonard A. Silverstein, the Company’s President and Chief Operating Officer and a member of the Board of Directors, indirectly owns an approximate 0.16% interest in WMAF and William F. Leseman, the Company’s Executive Vice President – Property Management, indirectly owns an approximate 0.05% interest in WMAF. In connection with the acquisition of each of the Real Estate Investment Properties, from these indirect interests in WMAF, Mr. Williams, Mr. Silverstein and Mr. Leseman received approximately $331,175, $33,268 and $10,429, respectively.
Ashford Park is a multifamily community consisting of 408 units located in Atlanta, Georgia. The total acquisition cost of Ashford Park was approximately $39.4 million, subject to adjustments for customary pro rations in the acquisition of real estate. The $39.4 million acquisition cost includes existing first mortgage debt of approximately $38.8 million, but excludes acquisition-related and financing-related transaction costs. In connection with the purchase of this asset, Preferred Apartment Advisors, LLC, a Delaware limited liability company (“Preferred Advisors”), an affiliate of the Company, received an acquisition fee equal to approximately $0.39 million.
Lake Cameron is a multifamily community consisting of 328 units located in suburban Raleigh, North Carolina. The total acquisition cost of Lake Cameron was approximately $30.4 million, subject to adjustments for customary pro rations in the acquisition of real estate. The $30.4 million acquisition cost includes existing first mortgage debt of approximately $17.5 million, but excludes acquisition-related and financing-related transaction costs. In connection with the purchase of this asset, Preferred Advisors received an acquisition fee equal to approximately $0.3 million.

McNeil Ranch is a multifamily community consisting of 192 units located in Austin, Texas. The total acquisition cost of McNeil Ranch was approximately $21.0 million, subject to adjustments for customary pro rations in the acquisition of real estate. The $21.0 million acquisition cost includes existing first mortgage debt of approximately $13.4 million, but excludes acquisition-related and financing-related transaction costs. In connection with the purchase of this asset, Preferred Advisors received an acquisition fee equal to approximately $0.21 million.
The Company financed the amounts paid to WMAF in connection with the acquisition of the Real Estate Investment Properties with proceeds from the Private Placement described in Item 1.01 above and Item 3.02 below. In connection with the acquisition of Ashford Park, the Company intends to refinance the existing first mortgage debt with proceeds from the Private Placement and with a new loan of approximately $25.6 million originated by Prudential Multifamily Mortgage, Inc. In connection with the acquisition of Lake Cameron, the Company intends to refinance the existing first mortgage debt on Lake Cameron with proceeds from the Private Placement and with a new loan of approximately $19.8 million originated by Jones Lang LaSalle Operations, L.L.C. In connection with the acquisition McNeil Ranch, the Company intends to refinance the existing first mortgage debt with proceeds from the Private Placement and with a new loan of approximately $13.6 million originated by Jones Lang LaSalle Operations, L.L.C.
The Company expects that all the new loans referred to above will be non-recourse first mortgage debt, will bear a fixed interest rate of 3.13% per annum and will mature in February 2020. There are no loan guaranties to be provided by the Company or the Partnership on any of the new loans. The Company expects each of the new loans to be transferred to Freddie Mac within 60 days of the closing of the loans. The Company has written commitment letters for the new loans in customary form for similar transactions of this type; however, there can be no assurance that the new loan transactions will actually be consummated.
The foregoing descriptions of the Option Exercise Notices and the Stock Transfer Agreements relating to the Real Estate Investment Properties are qualified in their entirety by reference to the full text of the Option Exercise Notices, the form of Stock Transfer Agreement, and certain excerpts from the Liquidation Agreement related to the Stock Transfer Agreements filed as Exhibits 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and incorporated by reference herein.
Item 3.02    Unregistered Sales of Equity Securities
The response to this item is included in Item 1.01 above and is incorporated herein by this reference in its entirety.
Item 3.03    Material Modification to Rights of Security Holders
The response to this item is included in Item 1.01 above and is incorporated herein by this reference in its entirety.

Item 7.01    Regulation FD Disclosure
In connection with the Private Placement described under Item 1.01 above, at various times prior to the date hereof, and subject to confidentiality agreements, the Company provided to the Investors certain information relating to the Company, its subsidiaries and the Real Estate Investment Properties. Certain information concerning the Real Estate Investment Properties was contained in the Annexes to the Confidential Private Placement Memorandum, dated January 11, 2013, relating to the Private Placement (the “Provided Information”). Under the Securities Purchase Agreements, following the closing of the Private Placement, the Company is obligated to disclose publicly all the previously publicly undisclosed Provided Information which the Company reasonably believes constitute material non-public information.
The Provided Information, which consists of trailing 12-month profit and loss financial reports for the period ended September 30, 2012 for each of Ashford Park, Lake Cameron and McNeil Ranch, is attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.
In addition, on January 17, 2013, the Company issued the press release announcing the Private Placement attached hereto as Exhibit 99.4.
The Provided Information and the press release attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, are being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.
The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than April 3, 2013, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than April 3, 2013, which is 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d)    Exhibits.

4.1	Articles Supplementary for the Series B Preferred Stock, dated January 15, 2013.
10.1	Form of Securities Purchase Agreement, dated January 16, 2013, between Preferred Apartment Communities, Inc. and each of the Investors.
10.2	Form of Registration Rights Agreement, dated January 16, 2013, between Preferred Apartment Communities, Inc. and each of the Investors.
10.3	Promissory Note dated January 16, 2013, executed by J. Steven Emerson in favor of Preferred Apartment Communities, Inc.
10.4	Loss Sharing Agreement, dated January 16, 2013, among Wunderlich Securities, Inc., Compass Point Research & Trading, LLC, National Securities Corporation and Preferred Apartment Communities, Inc.
10.5	Option Exercise Notice relating to Ashford Park and McNeil Ranch, dated January 18, 2013.
10.6	Option Exercise Notice relating to Lake Cameron, dated January 18, 2013.
10.7
Form of Stock Transfer Agreement, dated January 18, 2013, among Preferred Apartment Communities Operating Partnership, L.P., Williams Multifamily Acquisition Fund, LP and Williams Multifamily Acquisition Fund GP, LLC.

10.8	Excerpts from the Liquidation Agreement, dated January 18, 2013.
99.1	Trailing Twelve Month Profit and Loss Financial Report for Ashford Park.
99.2	Trailing Twelve Month Profit and Loss Financial Report for Lake Cameron.
99.3	Trailing Twelve Month Profit and Loss Financial Report for McNeil Ranch.
99.4	Press Release, dated January 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 23, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

4.1	Articles Supplementary for the Series B Preferred Stock, dated January 15, 2013.
10.1	Form of Securities Purchase Agreement, dated January 16, 2013, between Preferred Apartment Communities, Inc. and each of the Investors.
10.2	Form of Registration Rights Agreement, dated January 16, 2013, between Preferred Apartment Communities, Inc. and each of the Investors.
10.3	Promissory Note dated January 16, 2013, executed by J. Steven Emerson in favor of Preferred Apartment Communities, Inc.
10.4	Loss Sharing Agreement, dated January 16, 2013, among Wunderlich Securities, Inc., Compass Point Research & Trading, LLC, National Securities Corporation and Preferred Apartment Communities, Inc.
10.5	Option Exercise Notice relating to Ashford Park and McNeil Ranch, dated January 18, 2013.
10.6	Option Exercise Notice relating to Lake Cameron, dated January 18, 2013.
10.7
Form of Stock Transfer Agreement, dated January 18, 2013, among Preferred Apartment Communities Operating Partnership, L.P., Williams Multifamily Acquisition Fund, LP and Williams Multifamily Acquisition Fund GP, LLC.

10.8	Excerpts from the Liquidation Agreement, dated January 18, 2013.
99.1	Trailing Twelve Month Profit and Loss Financial Report for Ashford Park.
99.2	Trailing Twelve Month Profit and Loss Financial Report for Lake Cameron.
99.3	Trailing Twelve Month Profit and Loss Financial Report for McNeil Ranch.
99.4	Press Release, dated January 17, 2013.